Exhibit 10.2

AGREEMENT FOR PURCHASE AND SALE OF STOCK

          This Agreement for Purchase of Stock (“Agreement”) is made and deemed effective as of September 26, 2008, by and between Tech Power, Inc. (referred to as “Seller”), on one side, and Matthew J. Marcus or his assigns, successors and/or nominees (referred to as “Purchaser”), on the other side, with reference to the herein recitals, terms and conditions.

RECITALS

          A. Seller’s representative is a shareholder of record and current Chairman and CEO of Tech Power, Inc. a Nevada Corporation (the “Corporation”);

          B. Purchaser desires to purchase and Seller desire to sell or cause to be sold a certain number of common shares of the Corporation’s stock as identified in Exhibit “A” (the “Stock”) upon the terms and subject to the conditions hereinafter set forth;

          C. Purchaser further desires to be retained by the Corporation as Chairman of the board of directors and Chief Executive Officer in conjunction with consummation of the transaction contemplated by this Agreement;

          NOW, THEREFORE, in consideration of the mutual covenants and agreements contained in this Agreement, it is hereby agreed as follows:

AGREEMENT

          1.0 Purchase and Sale; Closing.

          1.1 Purchases and Sale of Corporation’s Common Stock.

          Subject to the terms and conditions hereinafter set forth, at the closing of the transaction (defined below) contemplated hereby, Seller shall collectively sell, convey and transfer, or cause to be sold, conveyed or transferred, the Stock and deliver to Purchaser certificates representing the Stock, and the Purchaser shall purchase from the Seller the Stock in consideration of the purchase price set forth in Section 2, below. The certificates representing the Stock shall be duly endorsed for transfer or accompanied by appropriate stock transfer powers duly executed in blank, in either case with signatures guaranteed in the customary fashion, and shall have all the necessary documentary transfer tax stamps affixed thereto at Sellers’ sole expense.

          1.2 Procedure for Closing.

          The closing of the transaction contemplated by this Agreement shall be held on September 26, 2008 at 1:00 p.m. EST, or such other place, date and time as the parties hereto may otherwise agree (such date to be referred to in this Agreement as the “Closing Date”).

          1.3 Deliveries by Sellers.

          On the Closing Date, Sellers shall deliver to Purchaser the following:

A.	Those certificates evidencing the Stock as set forth in Section 3.2, below; and

B.	Executed resignation of Mitchell S. Marcus; and

C.	Executed Employment agreement for Matthew J. Marcus

          1.4 Deliveries by Buyers.

          On the Closing Date, Purchaser shall deliver to Seller, in accordance with the allocations set forth in Exhibit “A” hereto, checks or wire transfers totaling $400,000 as full consideration of the contemplated purchase of 40,000,000 (FORTY MILLION) shares of the seller’s common stock.

          2.0 Amount and Payment of Purchase Price.

          The full purchase price of the Stock shall be $400,000 in accordance with the allocation set forth in Exhibit “A” attached and incorporated herein, all in the aggregate sum of Four-Hundred Thousand ($400,000) Dollars and 00/100.

          3.0 Sellers’ Representations and Warranties.

          Seller hereby warrants and represent as follows:

          3.1. Validity of Agreement.

          This Agreement has been duly executed and delivered by Seller and is a legal, valid and binding obligation upon Seller, enforceable in accordance with its terms, except as may be limited by the laws of bankruptcy or equity.

          3.2 Title to Shares.

          The forty million shares of Stock are free and clear of all liens, security interests, charges or other encumbrances, except as otherwise disclosed in writing by Seller. Seller is not party to any agreement, written or oral, creating rights in respect to the Stock in any third person or relating to the voting of the Stock. There are no existing warrants, options, stock purchase agreements, stock transfer restriction agreements, redemption agreements, calls or rights to subscribe of any character relating to the Stock, nor are there any securities convertible into such stock.

          3.3 Voluntary and Intelligent Execution.

          Seller has entered into the transaction contemplated by this Agreement at Sellers’ own free will and without any fraud or coercion of any kind. Seller has not relied on any representations not contained in this Agreement. Seller has had the opportunity to seek the advice of competent and independent legal counsel with respect thereto and undertaken such investigation into the relevant facts as Seller deemed necessary and appropriate.

          3.4 Authority Relative to this Agreement.

          Except as otherwise stated herein, Seller has full power and authority to execute this Agreement and carry out the transaction contemplated by it and no further action is necessary by Seller to make this Agreement valid and binding upon Seller and enforceable against him, individually or jointly, in accordance with the terms hereof, or to carry out the actions contemplated hereby. The execution, delivery and performance of this Agreement by Seller will not:

                    A. Constitute a breach or a violation of the Corporation’s Certificate of Incorporation, By-Laws, or of any law, agreement, indenture, deed of trust, mortgage, loan agreement or other instrument to which any of them are a party, or by which it is bound;

                    B. Constitute a violation of any order, judgment or decree to which any of them are a party or by which its assets or properties are bound or affected; or

                    C. Result in the creation of any lien, charge or encumbrance upon any of their assets or properties, except as stated herein.

          3.5 Seller’s Liability Representation.

          Seller hereby represents that Schedule “C” contains the full list of outstanding liabilities of the Company as of the Closing Date and hereby indemnifies the Purchaser for any and all amounts in excess of those described on Schedule “C”.

          3.6 Audit Representation.

          To the best of Seller’s belief and knowledge, the Corporation’s books are “Auditable” for the fiscal year ended 2007. Further the Seller guarantee’s that he will deliver complete audited financial results for the fiscal year ended December 31, 2007 and through 2nd quarter ended June 30, 2008 at his full expenses by October 26, 2008. Further, at closing, the seller will deliver to the Purchaser the Corporate book, including copies of all of the Corporation’s executed board resolutions and approved contracts. In addition the Seller pledges full cooperation with the Purchaser in completing the aforementioned transaction.

          4.0 Release and Waiver.

          For the consideration and mutual promises herein contained, the Seller, on behalf of himself and for all of its officers, directors, trustees, shareholders, heirs, executors, administrators, attorneys, consultants, successors and assigns, principals, agents, servants, employees, representatives, and each of them, hereby forever release and discharge Purchaser and the Corporation and their companies, officers, directors, trustees, shareholders, heirs, executors, administrators, attorneys, consultants, successors and assigns, partners, principals, agents, servants, employees, representatives, and each of them, from any and all actions, causes of action, judgments, liens, promises, agreements, contracts, obligations, Transactions, indebtedness, costs, damages, losses, lawsuits, arbitrations, appeals, claims, liabilities, indemnifications, debts, restrictive covenants, demands, attorney’s fees or expenses of any nature whatsoever, except as expressly set forth in this Agreement, and rights of any kind or character, known or unknown or speculative, arising out of, based upon, or relating to any claim, whether known or unknown, concerning in any manner Purchaser or the Corporation.

          5.0 Indemnification.

          5.1 Definition.

          As used in this provision, “Damages” means all claims, damages, liabilities, losses, judgments, settlements, and expenses, including, without limitation, all reasonable fees and disbursements of counsel incident to the investigation or defense of any claim or proceeding or threatened claim or proceeding.

          5.2 Terms of Indemnification.

          Seller agrees to jointly and severally indemnify, defend and hold harmless Purchaser from all Damages (i) proximately caused by the fault or negligence of Seller, its officers, employees or agents; (ii) which relate in any manner to the terms and obligations of this Agreement; (iii) which relate to any other failure by Seller to comply with any terms of this Agreement; (iv) which relate to any failure by Seller to comply with applicable laws and/or regulations in accordance with this Agreement; (v) resulting from any breach of any representation, warranty, covenant or promise made by Seller in this Agreement; and/or (vi) resulting from any and all federal, state or local tax liabilities of Seller that in any manner impact Purchaser.

          5.3 Notice of Claim.

          Seller shall promptly notify Purchaser in writing of any claim asserted by a third person that might give rise to any indemnity obligation hereunder. Failure of Seller to promptly give such notice shall not relieve that individual of his indemnification obligations under this Agreement. Together with or following such notice, Seller shall deliver to Purchaser copies of all Notices and documents received by such party relating to the asserted claim (including court papers).

          6.0 Expenses.

          Each of the parties hereto shall pay its own expense in connection with this Agreement and the transactions contemplated hereby, including the fees and expenses of its counsel and its certified public accountants and other experts.

          7.0 Conditions Precedent.

          7.1 Purchaser’s obligations under this Agreement are expressly conditioned upon, among other requirements stated herein, (i) the negotiation and execution of an executive employment agreement between the Corporation and Purchaser’s representative, (ii) effective resignation of all present board members and officers of the Corporation, and (iii) the election of Purchaser’s representative as the CEO of the Corporation. Seller acknowledges and understands that the Corporation intends to retain and employ Purchaser’s representative as an officer and/or director of the Corporation. Seller further acknowledges and hereby waives any conflict of interest by virtue of the intended employment of Purchaser’s representative by the Corporation.

          7.2 In the event that Purchaser, Corporation or any third party fails to execute any of the above referenced agreements for any reason, then any deposits made by Purchaser to Seller, either individually or collectively, towards purchase of the Stock shall be immediately refunded by Seller and Purchaser’s obligations under this Agreement shall be fully extinguished. Further, in such event, all items delivered by Seller shall be returned to same, including the Stock.

          8.0 Miscellaneous.

          8.1 Waivers.

          No action taken pursuant to this Agreement, including any investigation by or on behalf of any party shall be deemed to constitute a waiver by the party taking such action or compliance with any representation, warranty, covenant or agreement contained herein, therein and in any documents delivered in connection herewith or therewith. The waiver by any party hereto of a breach of any provision of this Agreement shall not operate or be construed as a waiver of any subsequent breach.

          8.2 Notices.

          All notices, requests, demands and other communications, which are required or may be given under this Agreement shall be in writing and shall be deemed to have been duly given if delivered or mailed, first class mail, postage prepaid:

To Seller:	Mitchell S. Marcus
21356 Nordhoff Street, Suite 106
Chatsworth, CA 91311
818-882-8987

To Purchaser:	Matthew J. Marcus
18031 Irvine Blvd., Suite 101
Tustin, CA 92780
714-832-5386 office

          Or to such other address as such party shall have specified by notice in writing to the other party.

          8.3 Merger and Integration.

          This Agreement contains the entire understanding of the parties. There are no representations, covenants or understandings other than those, either express, implied or referred to herein. Each party acknowledges that there are no conditions to this Agreement other than those expressed or referred to herein. Each party further acknowledges that no other party or any agent or attorney of any other party has made any promise, representation or warranty whatsoever, express or implied or statutory, not contained or referred to herein, concerning the subject matter hereof, to induce him to execute this Agreement, and he acknowledges that he has not executed this Agreement in reliance on any such promise, representation or warranty not specifically contained or referred to herein.

          8.4 Sections and Other Headings.

          The section and other headings contained in this Agreement are for reference purposes only and shall not affect the meaning or interpretation of this Agreement.

          8.5 Governing Law.

          This Agreement, and all transactions contemplated hereby, shall be governed by, construed and enforced in accordance with the laws of the State of Nevada. The parties herein submit to personal jurisdiction and venue of a court of subject matter jurisdiction, which is appropriate for Irvine, California.

          8.6 Attorney’s Fees and Court Costs.

          In the event that litigation results from or arises out of this Agreement or the performance thereof, the parties agree to reimburse the prevailing party’s reasonable attorney’s fees, court costs, and all other expenses, whether or not taxable by the court as costs, in addition to any other relief to which, the prevailing party may be entitled.

          8.8 Contractual Procedures.

          Unless specifically disallowed by law, should litigation arise hereunder, service of process therefore, may be obtained through certified mail, return receipt requested; the parties hereto waiving any and all rights they may have to object to the method by which service was perfected.

          8.9 Partial Invalidity.

          If any provision in this Agreement is held by a court of competent jurisdiction to be invalid, void, or unenforceable, the remaining provisions will nevertheless continue in full force without being impaired or invalidated in any way.

          8.10 Survival of Representations and Warranties.

          The representations and warranties of the parties including indemnification obligations contained herein shall survive following the Closing Date.

          8.11 Further Assurances.

          The parties agree to take all further actions, including execution of documents, which are reasonably necessary to effectuate the transaction contemplated by this Agreement.

          8.12 Binding on Successors.

          This Agreement and covenants and conditions herein contained shall apply to, be binding upon and inure to the benefit of the respective heirs, administrators, executors, legal representatives, assignees, successors and agents of the parties hereto.

          8.13 Specific Performance.

          The parties agree that remedies, at least for any breach or threat of breach of this Agreement, may be inadequate and that, in the event of any such breach or threat of breach, the non-breaching party will be entitled, in addition to all other rights and remedies otherwise available at law or in equity, to the equitable remedy of injunctive relief to enforce the provisions of this Agreement.

          8.14 Joint Preparation.

          This Agreement is to be deemed to have been jointly prepared by the parties hereto and any uncertainty and ambiguity existing herein shall not be interpreted against any party hereto, but according to the application of the rules of interpretation of contracts, if any such uncertainty or ambiguity exists.

          8.15 Counterparts.

          This Agreement can be executed in one or more counterparts and the counterparts signed in the aggregate shall constitute a single, original instrument. A facsimile/photocopy of this Agreement may be used in lieu of the original for all purposes.

          IN WITNESS WHEREOF, the parties have executed this Agreement (consisting of 6 pages including Exhibit “A”) so that it is deemed effective as of the day and year first written above.

SELLER:		PURCHASER:
Tech Power, Inc.		Matthew J. Marcus

By:	/s/ Mitchell S. Marcus	By:	/s/ Matthew J. Marcus

Mitchell S. Marcus, CEO		Matthew J. Marcus
Dated: September 26, 2008		Dated: September 26, 2008

EXHIBIT “A”

SELLERS’ ALLOCATION OF SHARES/PURCHASE PRICE

SHARES TO BE DELIVERED:

SHAREHOLDER	COMMON SHARES
Matthew J. Marcus	40,000,000
Total	40,000,000

CASH DISBURSEMENT

Tech Power, Inc.	$400,000 (to be applied to an existing debt obligation of the Company)